BBH & Co. Pacific Basin Equity Fund (Cayman)
Butterfield House, 4th Floor
Fort Street, P.O. Box 2330
George Town, Grand Cayman
Cayman Islands, B.W.I.


                                           October 29, 1999


Pacific Basin Equity Portfolio
Butterfield House, 4th Floor
Fort Street, P.O. Box 2330
George Town, Grand Cayman
Cayman Islands, B.W.I.

Ladies and Gentlemen:

       With respect to our purchase from you of a beneficial interest in Pacific Basin Equity Portfolio (the "Portfolio"), at the purchase price of $100,000 (the "Initial Interest Amount"), we hereby advise you that we are purchasing the Initial Interest Amount with no intention of disposing of it through withdrawal from the Portfolio.


                                    Very truly yours,

                                    BBH & Co. Pacific Basin Equity Fund (Cayman)



                                    By:
                                    Name:
                                    Title:


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Signature Financial Group, Inc.
21 Milk Street
Boston, MA  02109


                                           October 29, 1999


Pacific Basin Equity Portfolio
Butterfield House, 4th Floor
Fort Street, P.O. Box 2330
George Town, Grand Cayman
Cayman Islands, B.W.I.

Ladies and Gentlemen:

       With respect to our purchase from you of a beneficial interest in Pacific Basin Equity Portfolio (the "Portfolio"), at the purchase price of $100 (the "Initial Interest Amount"), we hereby advise you that we are purchasing the Initial Interest Amount with no intention of disposing of it through withdrawal from the Portfolio.


                                            Very truly yours,

                                            Signature Financial Group, Inc.



                                            By:
                                            Name:
                                            Title: